UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K
 ___________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2017
 __________________________________

Novelion Therapeutics Inc.
(Exact Name of Registrant as specified in its charter)
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British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.
Canada, V5T 4T5
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable
(Registrant’s name or former address, if change since last report)
 ____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 29, 2016, Novelion Therapeutics Inc. (“Novelion” or “the Company”) (formerly QLT Inc.) completed its acquisition of Aegerion Pharmaceuticals, Inc. (“Aegerion”), through the merger (the “Merger”) of its indirect, wholly-owned subsidiary Isotope Acquisition Corp. (“MergerCo”) with and into Aegerion, pursuant to an Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of June 14, 2016, among Novelion, Aegerion and MergerCo. As a result of the Merger, Aegerion became an indirect wholly-owned subsidiary of Novelion.

Effective as of April 11, 2017, in recognition that the financial operations and team of Novelion have transitioned to be primarily located in the United States (“U.S.”) following the Merger, Deloitte LLP resigned as the Company’s independent registered public accounting firm and Deloitte & Touche LLP was appointed as the successor independent registered public accounting firm. The decision to change the certifying accountant was approved by the Audit Committee of Novelion's Board of Directors.

Deloitte LLP’s reports on Novelion’s consolidated financial statements as of December 31, 2016 and 2015, and the results of their operations and cash flows for each of the three years in the period ended December 31, 2016 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that its report dated March 30, 2017 over the audit of the internal control over financial reporting as of December 31, 2016 identified a material weakness in Novelion’s controls over the financial reporting process, because Novelion did not design and maintain sufficiently precise or effective review and approval controls over business combinations.

During Novelion's two most recent fiscal years and through the date of this Current Report on Form 8-K, Novelion has not had any disagreements with Deloitte LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte LLP, would have caused it to make reference to the subject matter of such disagreements in its report on Novelion’s consolidated financial statements for such periods. During Novelion’s two most recent fiscal years and through the date of this Current Report on Form 8-K, there have been no reportable events as described in (A) to (D) of Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission (the “SEC”).

Novelion has engaged Deloitte & Touche LLP as the Company’s new independent registered public accounting firm to audit the 2017 consolidated financial statements. In connection with the audit of Novelion’s consolidated financial statements for the years ended December 31, 2016 and 2015, and through the period ended April 11, 2017, neither Novelion nor anyone on its behalf has consulted with Deloitte & Touche LLP on the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements or any matter that was the subject of a disagreement, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event as, that term is defined in Item 304(a)(1)(v).

Novelion has provided Deloitte LLP with a copy of these disclosures before filing them with the SEC and has requested that Deloitte LLP provide Novelion with a letter addressed to the SEC stating whether or not it agrees with the above statements. Deloitte LLP has furnished such letter dated April 12, 2017 which is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Deloitte LLP, dated April 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
Name:	Benjamin Harshbarger
Title:	General Counsel

Date:  April 13, 2017

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Deloitte LLP, dated April 12, 2017